                                  EXHIBIT 11.
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

THREE MONTH PERIOD ENDED DECEMBER 31,                                  1996
-----------------------------------------------------------------------------------------
                                                                             ASSUMING
                                                            PRIMARY        FULL DILUTION
                                                        ----------------- ---------------
WEIGHTED AVERAGE OF OUTSTANDING
SHARES                                                       31,181,207        31,181,207

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                                  812,864           813,472

OTHER POTENTIALLY DILUTIVE SECURITIES:
    CONVERTIBLE DEBENTURES (1)                                      N/A               N/A

                                                        ----------------- ---------------
SHARES USED IN COMPUTING
NET INCOME PER SHARE                                         31,994,071        31,994,679
                                                        ================= ===============


NET INCOME                                                   $4,484,083        $4,484,083

ADJUSTMENTS ASSUMING FULL DILUTION:
    INTEREST EXPENSE, NET OF TAXES (1)                              N/A               N/A

                                                        ----------------- ---------------
NET INCOME                                                   $4,484,083        $4,484,083
                                                        ================= ===============


NET INCOME PER SHARE                                             $0.140            $0.140

DILUTION PERCENTAGE ASSUMING FULL DILUTION (2)                      N/A               0.0%

NET INCOME PER SHARE                                              $0.14             $0.14
                                                        ================= ===============



YEAR ENDED DECEMBER 31,                                                    1996
-------------------------------------------------------------------------------------------------
                                                                                   ASSUMING
                                                              PRIMARY            FULL DILUTION
                                                          ------------------- -------------------
WEIGHTED AVERAGE OF OUTSTANDING
SHARES                                                           28,472,608            28,472,608

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                                      664,753               747,228

OTHER POTENTIALLY DILUTIVE SECURITIES:
    CONVERTIBLE DEBENTURES (1)                                          N/A             2,396,283

                                                          ------------------- -------------------
SHARES USED IN COMPUTING
NET INCOME PER SHARE                                             29,137,361            31,616,119
                                                          =================== ===================


NET INCOME                                                      $15,906,916           $15,906,916

ADJUSTMENTS ASSUMING FULL DILUTION:
    INTEREST EXPENSE, NET OF TAXES (1)                                  N/A             2,357,438

                                                          ------------------- -------------------
NET INCOME                                                      $15,906,916           $18,264,354
                                                          =================== ===================


NET INCOME PER SHARE                                                 $0.546                $0.578

DILUTION PERCENTAGE ASSUMING FULL DILUTION (2)                          N/A                  -5.8%

NET INCOME PER SHARE                                                  $0.55                 $0.55
                                                          =================== ===================



NOTES:


(1) - THE CONVERTIBLE DEBENTURES WERE CONVERTED TO COMMON STOCK ON AUGUST 14, 1996. ACCORDINGLY, THE EFFECTS OF AN ASSUMED CONVERSION ARE INCLUDED IN YEAR-TO-DATE EARNINGS PER SHARE ONLY THROUGH THAT DATE.

(2) - PROVIDED THAT DILUTION IS GREATER THAN 3%, THE CONVERTIBLE DEBENTURES ARE CONSIDERED DILUTIVE IN THE CALCULATION AND PRESENTATION OF PER SHARE DATA.

NOTE - SUBSIDIARY STOCK OPTIONS THAT ENABLE HOLDERS TO OBTAIN SUBSIDIARY'S COMMON STOCK ARE INCLUDED IN COMPUTING THE SUBSIDIARY'S EARNINGS PER SHARE, TO THE EXTENT DILUTIVE. THOSE EARNINGS PER SHARE DATA ARE INCLUDED IN THE COMPANY'S PER SHARE COMPUTATIONS, TO THE EXTENT DILUTIVE, BASED ON THE COMPANY'S HOLDINGS OF THE SUBSIDIARY'S COMMON STOCK. FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 1996, ALL SUCH SUBSIDIARY STOCK OPTIONS WERE ANTI-DILUTIVE.